UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☒	Soliciting Material Pursuant to §240.14a-12

INTERMOLECULAR, INC.
(Name of Registrant as Specified in its Charter)

MERCK KGaA
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing contains the following communications:

1.	Merck KGaA press release dated May 6, 2019

2.	Information Concerning Participants in Solicitation

3.	Customer communication dated May 6, 2019

4.	Communication toolkit

5.	Q&A

1.	Merck KGaA press release dated May 6, 2019

News Release	Your Contact
Media Relations markus.talanow@emdgroup.com Phone: +49 6151 72-7144 Investor Relations investor.relations@emdgroup.com Phone: +49 6151 72-3321

May 6, 2019

Merck KGaA, Darmstadt, Germany, signs definitive agreement to acquire Intermolecular for $1.20 per share in an all cash transaction

•	Acquisition to strengthen semiconductor technology offering
•	Merck KGaA, Darmstadt, Germany, successfully continues the transformation of its Performance Materials business sector
•	Transaction expected to close in the second half of 2019

Darmstadt, Germany, May 6, 2019 – Merck KGaA, Darmstadt, Germany, a leading science and technology company, has signed a definitive agreement to acquire Intermolecular Inc. (NASDAQ: IMI) through a subsidiary for $1.20 per share in an all cash transaction, representing an equity value of approximately $62 million. The acquisition has been unanimously approved by the Executive Board of Merck KGaA, Darmstadt, Germany, and by Intermolecular’s Board of Directors.

“Intermolecular’s unique capabilities in rapid materials screening, in combination with the R&D pipeline of Merck KGaA, Darmstadt, Germany, will allow us to offer our customers faster materials innovation and device integration, through parallel composition experiments with full performance testing and characterization,” said Kai Beckmann, member of the Executive Board of Merck KGaA, Darmstadt, Germany, and CEO of Performance Materials. “We are excited to join forces with Intermolecular, and bring significant advantages to our customers compared to conventional materials R&D.”

Frankfurter Strasse 250 64293 Darmstadt · Germany Hotline +49 6151 72-5000 www.emdgroup.com	Head of Media Relations -6328 Spokesperson: -9591 / -7144 / -8908 / -55707

News Release

“We are pleased to become an integral part of the leading electronic materials business of Merck KGaA, Darmstadt, Germany, and look forward to all of the new and exciting opportunities we see for our customers and employees. We believe our technology expertise is very complementary and creates a unique offering that will continue to shape the innovations of tomorrow,” said Chris Kramer, President and CEO of Intermolecular.

Intermolecular is a California-based company leading in advanced materials innovation. They possess application specific materials expertise, accelerated learning and experimentation platforms with powerful analytics infrastructure that perfectly complement the business and technology portfolio of Merck KGaA, Darmstadt, Germany. Intermolecular’s fabrication and testing capabilities allow for material combinations to be tested directly within the specific target application. In comparison to conventional methods these capabilities translate to major time reductions in the development process, dramatically accelerated learning cycles and insights into novel material systems to provide customers with a unique service value. Intermolecular reported annual sales of $33.7 million in FY2018 and employs about 90 people.

The transaction is expected to close in the second half of 2019, subject to the approval of Intermolecular’s stockholders, regulatory clearances and the satisfaction of other customary closing conditions.

Merck KGaA, Darmstadt, Germany, will acquire Intermolecular through its subsidiary EMD Group Holding II, Inc.

All Merck KGaA, Darmstadt, Germany, press releases are distributed by e-mail at the same time they become available on the EMD Group Website. In case you are a resident of the USA or Canada please go to www.emdgroup.com/subscribe to register for your online subscription of this service as our geo-targeting requires new links in the email. You may later change your selection or discontinue this service.

About Merck KGaA, Darmstadt, Germany

Merck KGaA, Darmstadt, Germany, a leading science and technology company, operates across healthcare, life science and performance materials. Around 52,000 employees work to make a positive difference to millions of people’s lives every day by creating more joyful and sustainable ways to live. From advancing gene editing technologies and discovering unique ways to treat the most challenging diseases to enabling the intelligence of devices – the company is everywhere. In 2018, Merck KGaA, Darmstadt, Germany, generated sales of € 14.8 billion in 66 countries.

The company holds the global rights to the name and trademark “Merck” internationally. The only exceptions are the United States and Canada, where the business sectors of Merck KGaA, Darmstadt, Germany operate as EMD Serono in healthcare, MilliporeSigma in life science, and EMD Performance Materials. Since its founding 1668, scientific exploration and responsible entrepreneurship have been key to the company’s technological and scientific advances. To this day, the founding family remains the majority owner of the publicly listed company.

News Release

About Intermolecular

Intermolecular Inc. (NASDAQ: IMI) is a California-based company and the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise, accelerated learning and experimentation platform, and information and analytics infrastructure, Intermolecular has a ten year track record helping leading companies accelerate and de-risk materials innovation.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA’s, Darmstadt, Germany, EMD Group Holding II‘s and Intermolecular's management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of Merck KGaA, Darmstadt, Germany, and the estimates given here. These factors include the following: Merck KGaA’s, Darmstadt, Germany and EMD Group Holding II‘s ability to successfully complete the proposed acquisition of Intermolecular or realize the anticipated benefits of the proposed transaction in the expected time-frames or at all; The ability of Merck KGaA, Darmstadt, Germany, to successfully integrate Intermolecular’s operations into those of Merck KGaA, Darmstadt, Germany; such integration may be more difficult, time-consuming or costly than expected; the failure to obtain Intermolecular’s stockholders’ approval of the proposed transaction; the failure of any of the conditions to the proposed transaction to be satisfied; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction;the ability of Merck KGaA, Darmstadt, Germany to retain certain key employees at Intermolecular; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required for the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule; the effects of the business combination on Intermolecular and EMD Group Holding II, including the combined company’s future financial condition, operating results, strategy and plans; and other factors discussed in Merck KGaA’s, Darmstadt, Germany, public reports which are available on the Merck KGaA, Darmstadt, Germany, website at www.emdgroup.com or in Intermolecular’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended on December 31, 2018 and Intermolecular’s other filings with the SEC, which are available at http://www.sec.gov and Intermolecular’s website at www.intermolecular.com. Except as otherwise required by law, Merck KGaA, Darmstadt, Germany EMD Group Holding II and Intermolecular assume no liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Intermolecular, EMD Group Holding II and Merck KGaA, Darmstadt, Germany. In connection with the proposed merger, Intermolecular and Merck KGaA, Darmstadt, Germany, intend to file relevant materials with the SEC, including Intermolecular’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Intermolecular or Merck KGaA, Darmstadt, Germany, may file with the SEC or send to Intermolecular’s stockholders in connection with the proposed merger. STOCKHOLDERS OF INTERMOLECULAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, or Intermolecular’s website at www.intermolecular.com.

News Release

Participants in Solicitation

Intermolecular, EMD Group Holding II and Merck KGaA, Darmstadt, Germany, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Intermolecular common stock in respect of the proposed transaction. Information about the directors and executive officers of Intermolecular is set forth in Intermolecular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 8, 2019, as amended on April 29, 2019. Information about the directors and executive officers of Merck KGaA, Darmstadt, Germany and EMD Group Holding II, is set forth in the Schedule 14A filed by Merck KGaA, Darmstadt, Germany, with the SEC on May 6, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

2.	Information Concerning Participants in Solicitation

INFORMATION CONCERNING PARTICIPANTS IN SOLICITATION

The following tables set forth the name and present position of certain directors and executive officers of Merck KGaA, Darmstadt, Germany, E. Merck KG, Darmstadt, Germany, and EMD Group Holding II, Inc. who may be a participant in the solicitation (together with Merck KGaA, Darmstadt, Germany, E. Merck KG, Darmstadt, Germany, and EMD Group Holding II, Inc. (the “Participants”)). Unless otherwise indicated, the current business address of each member of the Executive Board (Geschäftsleitung) of Merck KGaA is c/o Merck KGaA, Frankfurter Strasse 250, 64293 Darmstadt, Germany, and the current business address of each member of the board of partners (Gesellschafterrat) (“Board of Partners”) and of the executive board (Vorstand) of E. Merck KG is c/o E. Merck KG, Emanuel-Merck-Platz 1, 64293 Darmstadt, Germany and of the board and executive officers of EMD Group Holding II, Inc. is c/o EMD Group Holding II, Inc., 400 Summit Drive, Burlington, MA 01803.

Merck KGaA, Darmstadt, Germany is a German corporation with general partners (Kommanditgesellschaft auf Aktien). One of its general partners is E. Merck KG, a German limited partnership (Kommanditgesellschaft). The other general partners are natural persons who also comprise the members of the executive board of E. Merck KG, i.e., the management body of E. Merck KG. The Board of Partners supervises the Executive Board of Merck KGaA, Darmstadt, Germany. EMD Group Holding II, Inc. is a Delaware corporation.

Merck KGaA, Darmstadt, Germany does not beneficially own any shares of Intermolecular, Inc. common stock as of the date of the filing.

EXECUTIVE BOARD OF MERCK KGaA

Name	Present Position with Merck KGaA, Darmstadt, Germany
Dr. Stefan Oschmann	Chairman of the Executive Board and Chief Executive Officer
Dr. Marcus Kuhnert	Member of the Executive Board and Chief Financial Officer
Dr. Udit Batra	Member of the Executive Board and Chief Executive Officer Life Science
Dr. Kai Beckmann	Member of the Executive Board and Chief Executive Officer Performance Materials
Belén Garijo, MD	Member of the Executive Board and Chief Executive Officer Healthcare

BOARD OF PARTNERS OF E. MERCK KG

Name	Present Position with E. Merck KG, Darmstadt, Germany
Johannes Baillou	Chairman of the Board of Partners
Dr. Frank Stangenberg-Haverkamp	Deputy Chairman of the Board of Partners
Dr. Wolfgang Buechele	Member of the Board of Partners
Michael Kleinemeier	Member of the Board of Partners
Dr. Katharina Kraft	Member of the Board of Partners

Prof. Dr. Helga Ruebsamen-Schaeff	Member of the Board of Partners
Dr. Daniel Thelen	Member of the Board of Partners
Dr. Simon Thelen	Member of the Board of Partners
Helene von Roeder	Member of the Board of Partners

EXECUTIVE BOARD OF E. MERCK KG

Name	Present Position with E. Merck KG, Darmstadt, Germany
Dr. Frank Stangenberg-Haverkamp	Chairman of the executive board of E. Merck KG
Johannes Baillou	Deputy Chairman of the executive board of E. Merck KG
Dr. Marcus Kuhnert	Member of the executive board of E. Merck KG
Dr. Stefan Oschmann	Member of the executive board of E. Merck KG

DIRECTORS OF EMD GROUP HOLDING II, INC.

Name	Present Position with EMD Group Holding II, Inc.
Luiz Vieira	President
Monica Elliott	Vice President

EXECUTIVE OFFICERS OF EMD GROUP HOLDING II, INC.

Name	Present Position with EMD Group Holding II, Inc.
Luiz Vieira	President
Monica Elliott	Vice President

3.	Customer communication dated May 6, 2019

May 6, 2019

Merck KGaA, Darmstadt, Germany, signs definitive agreement to acquire Intermolecular

Dear [NAME] or [Valued Customer],

I am excited to share that Merck KGaA, Darmstadt, Germany has signed a definitive agreement today to acquire Intermolecular Inc, a California-based advanced material and process innovations company. The planned integration of our businesses will enable us to offer a diverse and rich portoflio of electronic materials, equipment and services to better address your needs.

Intermolecular’s strong technology, process know-how and IP portfolio perfectly complements our current business and technology roadmap. Their unique capabilities in rapid materials screening in combination with our pipeline will allow us to bring to you faster materials innovation and device integration through parallel composition experiments with full performance testing and characterization versus conventional materials R&D.

Advanced materials are at the core of innovation in the 21st century for a wide range of industries – including semiconductors, consumer electronics, automotive, and aerospace. With the proposed acquisitions of Intermolecular and Versum Materials, we are on a strong footing to realize your ambition of advancing technologies.

The transaction is expected to close in the second half of 2019, subject to the approval of Intermolecular’s stockholders, regulatory clearances and the satisfaction of other customary closing conditions. Until closing, we will operate as separate entities. If you have any questions, please do reach out to me or your respective contact person at Merck KGaA, Darmstadt, Germany.

Thank you for your strong support and partnership. We remain committed to addressing your technology needs through innovative high-tech materials and solutions.

Kind regards,

Anand Nambiar

Head - Semiconductor Solutions

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Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA’s, Darmstadt, Germany, EMD Group Holding II‘s and Intermolecular's management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of Merck KGaA, Darmstadt, Germany, and the estimates given here. These factors include the following: Merck KGaA’s, Darmstadt, Germany and EMD Group Holding II‘s ability to successfully complete the proposed acquisition of Intermolecular or realize the anticipated benefits of the proposed transaction in the expected time-frames or at all; The ability of Merck KGaA, Darmstadt, Germany, to successfully integrate Intermolecular’s operations into those of Merck KGaA, Darmstadt, Germany; such integration may be more difficult, time-consuming or costly than expected; the failure to obtain Intermolecular’s stockholders’ approval of the proposed transaction; the failure of any of the conditions to the proposed transaction to be satisfied; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction;the ability of Merck KGaA, Darmstadt, Germany to retain certain key employees at Intermolecular; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required for the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule; the effects of the business combination on Intermolecular and EMD Group Holding II, including the combined company’s future financial condition, operating results, strategy and plans; and other factors discussed in Merck KGaA’s, Darmstadt, Germany, public reports which are available on the Merck KGaA, Darmstadt, Germany, website at www.emdgroup.com or in Intermolecular’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended on December 31, 2018 and Intermolecular’s other filings with the SEC, which are available at http://www.sec.gov and Intermolecular’s website at www.intermolecular.com. Except as otherwise required by law, Merck KGaA, Darmstadt, Germany EMD Group Holding II and Intermolecular assume no liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Intermolecular, EMD Group Holding II and Merck KGaA, Darmstadt, Germany. In connection with the proposed merger, Intermolecular and Merck KGaA, Darmstadt, Germany, intend to file relevant materials with the SEC, including Intermolecular’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Intermolecular or Merck KGaA, Darmstadt, Germany, may file with the SEC or send to Intermolecular’s stockholders in connection with the proposed merger. STOCKHOLDERS OF INTERMOLECULAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, or Intermolecular’s website at www.intermolecular.com.

Participants in Solicitation

Intermolecular, EMD Group Holding II and Merck KGaA, Darmstadt, Germany, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Intermolecular common stock in respect of the proposed transaction. Information about the directors and executive officers of Intermolecular is set forth in Intermolecular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 8, 2019, as amended on April 29, 2019. Information about the directors and executive officers of Merck KGaA, Darmstadt, Germany and EMD Group Holding II, is set forth in the Schedule 14A filed by Merck KGaA, Darmstadt, Germany, with the SEC on May 6, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

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4.	Communications toolkit

Communications Toolkit

Customer Talking Points (Post-announcement)

•	Together with Intermolecular, we will be able to create faster, cheaper and superior results for our customers.
o	Intermolecular perfectly complements our current business and technology portfolio.
o	Uniting our existing strength in the materials business with Intermolecular’s innovation and R&D capabilities will provide a unique value to our customers.
o	Customers will truly benefit from our strong combined skill-set to drive an accelerated innovation cycle and reduce our time-to-market for new, cutting-edge projects.

•	Intermolecular will further drive our development from a materials supplier towards a solutions provider.
o	With our combined competencies, we will be able to directly provide our customers with complete material and process combination data and solutions.
o	This includes testing materials with prototypes in well-equipped application labs.

•	Together, we will be able to significantly accelerate material and process innovations.
o	Where conventional R&D takes of many months or years, we will accomplish full performance testing and characterization in a few weeks.
o	In fact, we expect the first wave of new products to be released in 2021.

•	Intermolecular will bring us closer to our customers and allow us to further enhance the services and value we offer.
o	With its strong ties to local communities and universities as well as its proximity to the Silicon Valley, Intermolecular will support our efforts of staying close to the latest innovations and ensuring ongoing access to state-of-the-art developments.

•	The transaction is still subject to regulatory approvals as well as the approval of Intermolecular’s shareholders.
o	We fully expect to receive all customary regulatory clearances in a timely manner.
o	Our plan is to close the transaction in the second half of 2019.

5.	Q&A

Questions for Media and Capital Market

Document not to be published, answers for alignment of possible answers

How will Merck KGaA, Darmstadt, Germany’s shareholders benefit from a successful acquisition?

The proposed acquisition at $1.20 per share is driven by a convincing technological and business logic. The combination of Performance Materials’ strengths as an established player in the electronic materials market together with Intermolecular’s innovation and R&D capabilities will further strengthen our position in the industry. The successful acquisition will bring true added value for Merck KGaA, Darmstadt, Germany's shareholders.

Is there any concern the company will not achieve all necessary regulatory approvals (CFIUS, etc.)?

The transaction is still subject to regulatory approvals as well as the approval of Intermolecular’s shareholders. We fully expect to receive all customary regulatory clearances in a timely manner. Our plan is to close the transaction in the second half of 2019.

Is Merck KGaA, Darmstadt, Germany just acquiring Intermolecular so that it can obtain Intermolecular’s patents/intellectual property?

There is no doubt that Intermolecular brings a solid IP and patents position into our business. It owns 362 active patent families and 476 patents (incl. exclusive licenses) and applications. However, this proposed acquisition is driven by a broader convincing technological and business logic. The combination of Performance Materials’ strengths as an established player in the electronic materials market together with Intermolecular’s innovation and R&D capabilities will further strengthen our position in the industry. Intermolecular will further drive our development from a materials supplier towards a solutions provider. It will significantly advance our technology, processing, and people capabilities.

After a successful acquisition, Intermolecular employees will become an integral part of our leading electronic materials business. This will create new and exciting development opportunities for our employees working in this field. With the integration of our teams, we will benefit from a combined talent pool and be able to engage Intermolecular’s highly skilled talents in our projects. It will allow us all to broaden our horizon and learn from each other, strengthening and expanding our own skill set.

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Could you provide additional details on how Intermolecular will help Merck KGaA, Darmstadt, Germany significantly accelerate its material and process innovations?

Intermolecular's strong technology and process know-how, prototyping and testing capabilities as well as their IP portfolio perfectly complement our current business and technology portfolio, enabling us to create faster, cheaper and superior results. By joining forces, we will be able to accomplish performance testing and characterization in a few weeks’ time as opposed to conventional R&D which takes several months or years to accomplish. With our combined business, we expect to significantly accelerate material and process innovations. In fact, we expect the first wave of new products to be released in 2021.

What types of products does Intermolecular have in its pipeline? Will Merck KGaA, Darmstadt, Germany continue to develop those products?

Intermolecular is a California-based company leading in performance testing and characterization. Their unique processes allow advanced material innovations in a few weeks where conventional methods take many months or years. With its strong materials technology and process know-how, prototyping and testing capabilities as well as its IP portfolio, Intermolecular perfectly complements Merck KGaA, Darmstadt, Germany’s Performance Materials business and technology portfolio. By adding Intermolecular’s R&D and testing capabilities and its service business, Merck KGaA, Darmstadt, Germany expects to provide customers with an enhanced combination of material and process know-how strengthening its service provider capabilities.

As part of the integration process, we will review Intermolecular’s product portfolio and pipeline and continue to drive and develop the promising projects.

What types of customers does Intermolecular have globally? Will Merck KGaA, Darmstadt, Germany continue to work with these customers?

Intermolecular will bring strong expertise in modeling and computing, equipment maintenance engineering, metrology engineering and, most significantly, engineering and science into our organization. We will benefit from combining Intermolecular’s existing service business and strong partnerships with Merck KGaA, Darmstadt, Germany’s broad and diverse customer base. Intermolecular has close key customers and strong ties to local communities and universities. Intermolecular will allow Merck KGaA, Darmstadt, Germany to expand into new business fields and regions, especially into the Chinese market, one of our strategic focus geographies.

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